EXHIBIT 99.3

Pro Forma Financial Information

Per Regulation S-X Article 11, a narrative description of the pro forma effects of the transaction can be presented where a limited number of pro forma adjustments are required and those adjustments are easily understood. Perfectenergy International Ltd., (“Perfectenergy Nevada”) is a shell company with limited activities, therefore, there are a limited number of pro forma adjustments and we are not presenting the pro forma financial statement in this current report. Below is the narrative description of the pro forma effects of the transaction.

Because Perfectenergy International Ltd., a British Virgin Islands’ Company’s (“Perfectenergy BVI”) former owners have received the majority voting rights in the combined entity and Perfectenergy BVI's officers and directors have been appointed to the executive officers and directors upon the completion of the share exchange transaction, the share exchange transaction is deemed to be a reverse acquisition and recapitalization. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Perfectenergy Nevada (the legal acquirer) is considered the accounting acquiree and Perfectenergy BVI (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance be those of Perfectenergy BVI, with the assets and liabilities, and revenues and expenses of Perfectenergy Nevada being included effective from the date of the consummation of the share exchange transaction. Perfectenergy Nevada is deemed to be a continuation of the business of Perfectenergy BVI. The outstanding stock of Perfectenergy Nevada prior to the share exchange transaction will be accounted for at their net book value and no goodwill will be recognized.